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As filed with the Securities and Exchange Commission on January 14, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Government Properties Income Trust
(Exact name of registrant as specified in governing instruments)

400 Centre Street
Newton, Massachusetts 02458
(617) 219-1440
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

David M. Blackman
Treasurer and Chief Financial Officer
Government Properties Income Trust
400 Centre Street
Newton, Massachusetts 02458
(617) 219-1440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
William J. Curry Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800	Bartholomew A. Sheehan Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the Registration Statement becomes effective.

        If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering    ☒  Registration No. 333-164108

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer" "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Shares of Beneficial Interest, $0.01 par value per share	1,150,000	$24,725,000	$1,762.89

(1)
The amount of common shares of beneficial interest, $0.01 par value per share ("Shares") to be registered is in addition to the 8,625,000, that were registered pursuant to the Registration Statement on Form S-11 (File No. 333-164108).

(2)
Includes 150,000 Shares that may be sold upon the exercise of the underwriters' over-allotment option.

(3)
Based on the public offering price of $21.50.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

              This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and General Instruction G to Form S-11, to register an additional 1,150,000 common shares of beneficial interest, $0.01 par value per share, comprising the same class of securities covered by an earlier Registration Statement on Form S-11 (Registration No. 333-164108), as amended (the "Prior Registration Statement"), filed by Government Properties Income Trust with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, which was declared effective by the Commission on January 14, 2010. The contents of the Prior Registration Statement, including all exhibits thereto are incorporated by reference into this Registration Statement.

              The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

              All exhibits filed with or incorporated by reference in the Registration Statement No. 333-164108 are incorporated by reference into, and shall be deemed to be part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Venable LLP
8.1	Opinion of Sullivan & Worcester LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)
23.3	Consent of Sullivan & Worcester LLP (included in the opinion filed as Exhibit 8.1)
24.1	Power of Attorney*

*
Filed as exhibit 24.1 to the registrant's Registration Statement on Form S-11 filed with the Commission on December 31, 2009.

 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 14, 2010.

GOVERNMENT PROPERTIES INCOME TRUST
By:	/s/ DAVID M. BLACKMAN
Name: David M. Blackman Title: Treasurer and Chief Financial Officer Dated: January 14, 2010

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 14, 2010		*
	Name:	ADAM D. PORTNOY
	Title:	President and Managing Trustee (Principal Executive Officer)
Date: January 14, 2010		/s/ DAVID M. BLACKMAN
	Name:	DAVID M. BLACKMAN
	Title:	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date: January 14, 2010		*
	Name:	BARRY M. PORTNOY
	Title:	Managing Trustee
Date: January 14, 2010		*
	Name:	BARBARA D. GILMORE
	Title:	Independent Trustee
Date: January 14, 2010		*
	Name:	JOHN L. HARRINGTON
	Title:	Independent Trustee
Date: January 14, 2010		*
	Name:	JEFFREY P. SOMERS
	Title:	Independent Trustee
Date: January 14, 2010	*By	/s/ DAVID M. BLACKMAN
DAVID M. BLACKMAN
Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Venable LLP
8.1	Opinion of Sullivan & Worcester LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)
23.3	Consent of Sullivan & Worcester LLP (included in the opinion filed as Exhibit 8.1)
24.1	Power of Attorney*

*
Filed as exhibit 24.1 to the registrant's Registration Statement on Form S-11 filed with the Commission on December 31, 2009.

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EXPLANATORY NOTE
PART II
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EXHIBIT INDEX